Exhibit 99.1
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman, (616) 863-3974

WOLVERINE WORLDWIDE TO ATTEND ICR CONFERENCE

ROCKFORD, Mich., Jan. 9, 2023 — Wolverine World Wide, Inc. (NYSE: WWW) today updated its outlook for fiscal 2022 revenue, earnings, inventory and net debt in advance of its fireside chat at the 2023 ICR Conference on January 10, 2023.

“During the fourth quarter, we achieved our revenue, inventory management and cash flow goals,” said Brendan Hoffman, President and CEO. “The acceleration of our inventory reduction efforts is expected to pressure fourth-quarter earnings toward the low end of our guidance. We are executing well against a 100-day action plan that establishes near-term operational improvements needed to set the foundation for growth and profit improvement moving forward. The continued liquidation of end-of-life inventory is critical to this plan and we are encouraged by the progress made and options available to further clear these goods in early 2023.”

The Company expects the following preliminary and unaudited financial results as of December 31, 2022:
•Fiscal 2022 full-year revenue of $2.685 billion (representing approximately 11% growth and 14% on a constant currency basis)
•Fourth quarter revenue of approximately $665 million (representing approximately 5% growth and 8% on a constant currency basis)
•Fiscal 2022 and fourth quarter adjusted diluted earnings at the low end of our previous guidance, pending the year-end financial close
•Year-end inventory of approximately $805 million, down from $880 million at the end of Q3. The year-end inventory includes approximately $40 million for Keds and Wolverine Leathers, two businesses that are each currently in an active sale process
•Year-end Net Debt of $1.0 billion, down from $1.3 billion at the end of Q3
•Fourth quarter operating free cash flow in the range of $280 to $300 million

“Since our announcement on December 9, we have moved quickly on the sale of our Keds and Wolverine Leathers business,” stated Mike Stornant, Executive Vice President and CFO. “Both are now in very active processes with potential strategic buyers and we are encouraged by the progress.”
This release does not present all necessary information for an understanding of the Company’s full year and fourth quarter fiscal 2022 results and the Company’s financial condition as of December 31, 2022. The expected results described in this release are preliminary and unaudited estimates based on information available to management as of the date of this release, and are subject to change, including potentially material changes.  For example, the adjusted results do not include non-GAAP measures as described below or any potential future inventory liquidation or other potential reserves still being finalized. As the Company completes its year-end financial close process and finalizes its financial statements, it will be required to make significant judgments.
The Company noted that it expects to report final audited results for the fourth quarter and fiscal 2022 year and provide its outlook for fiscal 2023 results in February 2023, and does not intend to update the financial information set forth above before the final February 2023 release.

Exhibit 99.1
The Company will provide additional details about these preliminary, unaudited results when it presents at the 25th Annual ICR Conference being held at the Grande Lakes Orlando Resort on Tuesday, January 10, 2023 at 2:30 PM ET. The presentation will be webcast live and for replay at the investor relations section of the Company’s website www.wolverineworldwide.com.
Non-GAAP Information

This press release contains certain non-GAAP information, including constant currency revenue growth, adjusted diluted earnings per share, and operating free cash flow. Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude the impact of environmental and other related costs net of recoveries, costs associated with Sweaty Betty® integration, separation and reorganization costs related to the Company’s recent workforce reduction, and impairment costs related to intangible assets. The Company is not providing a reconciliation of its forward-looking full year and fourth quarter, fiscal 2022 non-GAAP preliminary expected results with respect to constant currency revenue growth, adjusted diluted earnings per share, and operating free cash flow because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot, without unreasonable effort, estimate on a forward-looking basis the impact these variables and individual adjustments will have on its reported results.

ABOUT WOLVERINE WORLDWIDE

Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sperry®, Sweaty Betty®, Hush Puppies®,  Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including preliminary, unaudited estimates of results for the full year and fourth quarter of fiscal 2022 as well as statements regarding the Company’s plans to publicly announce more detailed results for the full year and fourth quarter of fiscal 2022 and plans for the Keds brand and Wolverine Leathers business. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the results of the sale process regarding the Keds brand and Wolverine Leathers business; the Company’s ability to realize expected savings, the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic

Exhibit 99.1
conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including the Company’s new strategy to prioritize growth brands and reduce complexity, as well as other new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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